NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact: Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter 2008 Earnings and

Announces Increased Share Repurchase Authorization

HAMILTON, Bermuda – July 21, 2008 -- Everest Re Group, Ltd. (NYSE: RE) reported second quarter 2008 after-tax operating income1, which excludes realized capital gains and losses, of $180.0 million, or $2.90 per diluted share, compared to after-tax operating income1 of $213.3 million, or $3.36 per diluted share, in the second quarter of 2007. Net income, including net realized capital gains and losses, was $153.0 million, or $2.47 per diluted share, for the second quarter of 2008 compared to $282.9 million, or $4.45 per diluted share, for the same period last year.

For the six months ended June 30, 2008, after-tax operating income was $370.6 million, or $5.94 per diluted share, compared to $481.2 million, or $7.50 per diluted share, for the six months ended June 30, 2007. Net income, including realized capital gains and losses was $231.0 million in the first six months of 2008, or $3.70 per diluted share, compared to $580.5 million or $9.05 per diluted share, for the first six months of 2007.

Operating highlights for the second quarter of 2008 included the following:

•

Gross written premiums of $905.3 million decreased 3% from the same period in 2007. Reinsurance premiums, across all segments, were down 8% while the Insurance segment’s premiums increased 18%. The ramp up of several new specialty programs has provided the strong growth in insurance, partially offsetting the impact of lower writings due to softening reinsurance markets, particularly in the U.S.

•

Net investment income was down 2% to $175.9 million compared to $179.7 million for the second quarter of 2007. The reduction primarily resulted from a slight reduction in the average yield on the fixed income portfolio.

•

Cash flow from operations was negative $18.4 million for the period compared to positive $100.4 million for the second quarter of 2007. Lower premium collections and several large claim settlements contributed to this negative swing. On a year-to-date basis, cash flow from operations was $232.3 million as compared to $262.7 million in the prior year.

•	The GAAP combined ratio in the second quarter was 94.4% compared to 89.2% in the same period last year.
•

Net adverse reserve development was $54.2 million pre-tax for the quarter compared to unfavorable development of $2.4 million in the second quarter of 2007. The Company increased its reserves for the runoff of its subprime auto loan credit insurance program, resulting in an after-tax charge of $45.5 million in the quarter.

•	For the quarter, the annualized after-tax operating income[1] return on average adjusted shareholders’ equity[2] was 12.8% compared to 16.2% in 2007.
•

Shareholders’ equity ended the quarter at $5.6 billion down from $5.7 billion at year-end, after year-to-date share repurchases of $125.7 million and dividend payouts of $59.7 million. Book value per share moved down from $90.43 to $90.32 over this same period.

•

Since year end 2007, the Company has repurchased 1.3 million of its common shares at an average price of $94.52. Since January 2007, the Company has repurchased 3.9 million of its common shares at an average price of $95.21. The total cost to date of the repurchased shares under this program is $367.3 million. The repurchases were made pursuant to a 5 million share repurchase authorization provided by the Company’s Board of Directors, leaving 1.1 million shares available under the authorization. Moreover, the Company's share repurchase authorization has been increased by an additional 5 million shares allowing for the repurchase of up to 6.1 million shares.

During the quarter, the Company recorded an after-tax charge of $45.5 million ($0.73 per diluted share) due to deterioration in the runoff experience on the Centrix subprime auto loan credit insurance program. Weakening U.S. economic fundamentals are the primary driver behind this action as higher than expected default rates and higher than expected average claim amounts, due to declining used car values, have negatively impacted the loss trends on the runoff of this program.

This program has been in runoff since December 31, 2005, and the Company has not written any other similar business. Subsequent to June 30, 2008, the Company settled its potential claim liability with the largest policyholder under this program. As of June 30, 2008, after giving effect to this settlement, only 9% of the originally insured portfolio remains. The related reserve for future losses is $51 million, which provides for a default rate of 30% on the remaining active loans. The remaining active insured loans have persisted for 47 months, on average, and 93% were either current or less than 60 days past due at June 30. Management believes this action recognizes the ultimate runoff liability in light of current conditions. Moreover, future loss development, if any, on this program will not be material given the magnitude of the reserve for future losses, the maturity of the loan portfolio and the reduced principal exposure.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Our core business continues to perform very well as we maintain disciplined underwriting in an increasingly competitive marketplace.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 8:30 a.m. Eastern Time on July 22, 2008. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2008		2007		2008		2007
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income	$ 153,027	$ 2.47	$ 282,868	$ 4.45	$ 230,960	$ 3.70	$ 580,450	$ 9.05
After-tax net realized
capital (losses) gains	(27,020)	(0.43)	69,581	1.09	(139,672)	(2.24)	99,240	1.55

After-tax operating income	$ 180,047	$ 2.90	$ 213,287	$ 3.36	$ 370,632	$ 5.94	$ 481,210	$ 7.50

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of net realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$ 942,095	$ 999,320	$ 1,854,068	$ 2,004,049
Net investment income	175,917	179,693	326,049	335,489
Net realized capital (losses) gains	(31,566)	91,774	(167,949)	132,666
Net derivative income (expense)	2,080	5,995	(1,715)	3,227
Other expense	(10,166)	(8,044)	(15,327)	(4,379)
Total revenues	1,078,360	1,268,738	1,995,126	2,471,052

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	604,742	619,114	1,150,092	1,184,882
Commission, brokerage, taxes and fees	244,713	234,423	471,860	460,078
Other underwriting expenses	39,728	37,541	79,972	73,601
Interest, fees and bond issue cost amortization expense	19,794	24,243	39,581	41,706
Total claims and expenses	908,977	915,321	1,741,505	1,760,267

INCOME BEFORE TAXES	169,383	353,417	253,621	710,785
Income tax expense	16,356	70,549	22,661	130,335

NET INCOME	$ 153,027	$ 282,868	$ 230,960	$ 580,450
Other comprehensive loss, net of tax	(169,059)	(106,716)	(173,050)	(109,898)

COMPREHENSIVE (LOSS) INCOME	$ (16,032)	$ 176,152	$ 57,910	$ 470,552

PER SHARE DATA:
Average shares outstanding (000's)	61,658	62,901	62,018	63,533
Net income per common share - basic	$ 2.48	$ 4.50	$ 3.72	$ 9.14

Average diluted shares outstanding (000's)	62,002	63,518	62,431	64,137
Net income per common share - diluted	$ 2.47	$ 4.45	$ 3.70	$ 9.05

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in thousands, except par value per share)	2008	2007
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$ 11,168,508	$ 10,245,585
(amortized cost: 2008, $11,253,928; 2007, $10,116,353)
Equity securities - available for sale, at market value (cost: 2008, $25,482; 2007, $24,378)	25,678	24,694
Equity securities - available for sale, at fair value	1,194,459	1,535,263
Short-term investments	1,260,980	2,225,708
Other invested assets (cost: 2008, $703,865; 2007, $651,898)	705,432	654,355
Cash	225,878	250,567
Total investments and cash	14,580,935	14,936,172
Accrued investment income	154,158	145,056
Premiums receivable	972,874	989,921
Reinsurance receivables	649,789	666,164
Funds held by reinsureds	370,125	342,615
Deferred acquisition costs	365,779	399,563
Prepaid reinsurance premiums	84,253	88,239
Deferred tax asset	369,222	227,825
Federal income taxes recoverable	25,769	47,368
Other assets	220,024	156,559
TOTAL ASSETS	$ 17,792,928	$ 17,999,482

LIABILITIES:
Reserve for losses and loss adjustment expenses	$ 9,078,381	$ 9,040,606
Future policy benefit reserve	70,865	78,417
Unearned premium reserve	1,409,803	1,567,098
Funds held under reinsurance treaties	78,945	75,601
Losses in the course of payment	79,724	63,366
Commission reserves	45,551	48,753
Other net payable to reinsurers	48,617	68,494
8.75% Senior notes due 3/15/2010	199,751	199,685
5.4% Senior notes due 10/15/2014	249,708	249,689
6.6% Long term notes due 5/1/2067	399,641	399,639
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	11,217	11,217
Other liabilities	223,225	182,250
Total liabilities	12,225,325	12,314,712

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2008) 65.5 million and
(2007) 65.4 million issued and outstanding	655	654
Additional paid-in capital	1,816,174	1,805,844
Accumulated other comprehensive income, net of deferred income taxes of
$36.6 million at 2008 and $87.2 million at 2007	(9,895)	163,155
Treasury shares, at cost; (2008) 3.9 million shares and (2007) 2.5 million shares	(367,322)	(241,584)
Retained earnings	4,127,991	3,956,701
Total shareholders' equity	5,567,603	5,684,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,792,928	$ 17,999,482

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2008	2007	2008	2007
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 153,027	$ 282,868	$ 230,960	$ 580,450
Adjustments to reconcile net income to net cash provided by
operating activities:
(Increase) decrease in premiums receivable	(18,227)	45,724	13,510	48,290
(Increase) decrease in funds held by reinsureds, net	(17,630)	(94)	(26,367)	981
(Increase) decrease in reinsurance receivables	(24,715)	67,870	13,061	54,498
(Increase) decrease in deferred tax asset	(34,672)	7,337	(90,802)	26,405
Increase (decrease) in reserve for losses and loss adjustment expenses	16,026	(33,499)	66,076	(134,010)
Decrease in future policy benefit reserve	(4,540)	(4,065)	(7,552)	(7,425)
Decrease in unearned premiums	(81,454)	(91,315)	(154,415)	(111,347)
Change in other assets and liabilities, net	(44,704)	(84,979)	4,734	(70,989)
Non-cash compensation expense	2,891	4,437	10,570	9,287
Amortization of bond premium/(accrual of bond discount)	4,023	(2,124)	4,476	(826)
Amortization of underwriting discount on senior notes	45	41	88	80
Net realized capital losses (gains)	31,566	(91,774)	167,949	(132,666)
Net cash (used in) provided by operating activities	(18,364)	100,427	232,288	262,728

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	257,634	305,278	546,561	617,195
Proceeds from fixed maturities sold - available for sale, at market value	82,737	169,549	129,947	204,035
Proceeds from equity securities sold - available for sale, at fair value	66,936	1,027,955	329,234	1,318,561
Distributions from other invested assets	2,696	5,572	13,881	27,383
Cost of fixed maturities acquired - available for sale, at market value	(1,166,727)	(155,618)	(1,853,304)	(255,487)
Cost of equity securities acquired - available for sale, at market value	-	-	(440)	-
Cost of equity securities acquired - available for sale, at fair value	(70,856)	(816,891)	(149,381)	(1,138,408)
Cost of other invested assets acquired	(24,048)	(78,004)	(48,099)	(119,765)
Net change in short-term securities	1,006,187	(873,100)	964,051	(1,103,090)
Net change in unsettled securities transactions	(74,233)	(3,992)	(5,742)	(4,412)
Net cash provided by (used in) investing activities	80,326	(419,251)	(73,292)	(453,988)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	2,337	9,715	(239)	11,440
Purchase of treasury shares	(24,901)	(19,039)	(125,738)	(200,080)
Net proceeds from issuance of long term notes	-	395,637	-	395,637
Dividends paid to shareholders	(29,676)	(30,223)	(59,670)	(60,961)
Net cash (used in) provided by financing activities	(52,240)	356,090	(185,647)	146,036

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,815)	(9,685)	1,962	(16,854)

Net increase (decrease) in cash	7,907	27,581	(24,689)	(62,078)
Cash, beginning of period	217,971	160,209	250,567	249,868
Cash, end of period	$ 225,878	$ 187,790	$ 225,878	$ 187,790

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$ 67,486	$ 135,022	$ 100,704	$ 160,306
Interest paid	$ 25,136	$ 16,189	$ 39,067	$ 34,378